                                                                   EXHIBIT 10.29

                         UNIVERSAL HEALTH SERVICES, INC.

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                (Amended and Restated Effective January 1, 2002)

                                Table of Contents

                                                                        Page
                                                                        ----

ARTICLE I     DEFINITIONS ..............................................  1


ARTICLE II    PARTICIPATION IN THE PLAN ................................  4

              2.1.   Commencement of Participation .....................  4
              2.2.   Procedure For and Effect of Admission .............  4
              2.3.   Cessation of Participation ........................  4
              2.4.   Recommencement of Participation ...................  4

ARTICLE III   PLAN CONTRIBUTIONS .......................................  5

              3.1.   Deferral Contribution .............................  5
              3.2.   Rules Governing Deferral Contributions ............  5
              3.3.   Suspension of Contributions .......................  5
              3.4.   Discretionary Contributions .......................  6
              3.5.   Vesting ...........................................  6

ARTICLE IV    PARTICIPANT'S ACCOUNTS ...................................  7

              4.1.   Establishment of Accounts .........................  7
              4.2.   Benefit Allocation ................................  7
              4.3.   Irrevocable Allocation ............................  7
              4.4.   Directed Adjustment of Deferred Benefit Accounts ..  7
              4.5.   Administration of Investments .....................  8
              4.6.   Valuation of Deferred Benefit Accounts ............  8
              4.7.   Suballocation Within the Deferred Benefit Accounts.  9
              4.8.   Investment Obligation of the Employer .............  9

ARTICLE V     BENEFITS .................................................  9

              5.1.   Retirement Account ................................  9
              5.2.   Education Account ................................. 12
              5.3.   Fixed Period Account .............................. 12
              5.4.   Tax Withholding ................................... 13
              5.5.   Determination Date Adjustment ..................... 13
              5.6.   Emergency Withdrawals ............................. 13

ARTICLE VI    ADMINISTRATION ........................................... 14

              6.1.   Appointment of Administrator ...................... 14
              6.2.   Administrator's Responsibilities .................. 14
              6.3.   Records and Accounts .............................. 15
              6.4.   Administrator's Specific Powers and Duties ........ 15
              6.5.   Employer's Responsibility to Administrator ........ 15
              6.6.   Liability ......................................... 15
              6.7.   Procedure to Claim Benefits ....................... 16

                                                                        Page
                                                                        ----

ARTICLE VII   AMENDMENT AND TERMINATION ................................ 17

              7.1.   Plan Amendment .................................... 17
              7.2.   No Premature Distribution ......................... 17
              7.3.   Termination of the Plan ........................... 17

ARTICLE VIII  ASSIGNMENT ............................................... 17

              8.1.   No Assignment Permitted ........................... 17

ARTICLE IX    MISCELLANEOUS ............................................ 17

              9.1.   Supplemental Benefits ............................. 17
              9.2.   Governing Law ..................................... 17
              9.3.   Jurisdiction ...................................... 18
              9.4.   Binding Terms ..................................... 18
              9.5.   Spendthrift Provision ............................. 18
              9.6.   Headings .......................................... 18
              9.7.   Rules of Interpretation ........................... 18

                         UNIVERSAL HEALTH SERVICES, INC.
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

     This is the Universal Health Services, Inc. Supplemental Deferred Compensation Plan, as amended and restated effective January 1, 2002 ("Plan"), an unfunded plan established and maintained primarily for the benefit of eligible management or highly compensated employment of Universal Health Services, Inc. and those of its affiliates that have adopted the Plan.

                                   ARTICLE I

                                  DEFINITIONS

     1.1. "Administrator" means the individual or committee appointed to administer the Plan pursuant to Article VI.

     1.2. "Base Compensation" means a Participant's base pay, salary and wages, including Deferral Contributions made hereunder and any pretax elective deferrals to any Employer sponsored retirement savings plan or cafeteria plan, qualified pursuant to section 401(k) or section 125 of the Code, but excluding bonuses and overtime pay, all other Employer contributions to benefit plans and all other forms of remuneration or reimbursement.

     1.3. "Beneficiary" means the person, persons, trust or other entity, designated by written revocable designation filed with the Administrator by the Participant to receive payments in the event of the Participant's death before all amounts under the Plan have been paid to him. If the Participant fails to make a valid Beneficiary election, the Beneficiary shall be the Participant's estate.

     1.4. "Benefit Distribution Date" means a future date selected by a Participant, within guidelines established by the Administrator, on which the Participant shall be entitled to a supplemental benefit pursuant to this Plan equal to all or a designated portion of the balance of his Fixed Period Account.

     1.5. "Bonus Compensation" means any cash remuneration paid to a Participant, excluding Base Compensation, as a specified incentive bonus or award.

     1.6. "Compensation" means Base Compensation and Bonus Compensation in the aggregate.

     1.7. "Code" means the Internal Revenue Code of 1986, as amended.

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

     1.8. "Deferral Agreement" means a written agreement between a Participant and the Employer, whereby the Participant agrees to defer a portion of his Compensation and the Employer agrees to provide benefits pursuant to the provisions of this Plan.

     1.9.  "Deferral Contribution" means the Plan contribution described in
Section 3.1.

     1.10. "Deferred Benefit Accounts" means the Retirement Account, Education Account and Fixed Period Account.

     1.11. "Determination Date" means March 31, June 30, September 30 and December 31 of each calendar year and, for each Participant, his date of death, Retirement, or other termination of employment (or later date selected by the Administrator in accordance with Section 5.5).

     1.12. "Disability" means a physical or mental condition of a Participant, resulting from bodily injury, disease or mental disorder, which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination standards shall be applied uniformly to all Participants.

     1.13. "Early Retirement Age" means the later of the date on which the Participant attains age 55 or the date he is credited with 10 Years of Service.

     1.14. "Education Account" means a Deferred Benefit Account established pursuant to Section 4.1.

     1.15. "Effective Date" means July 1, 1988. This amendment and restatement is effective January 1, 2002.

     1.16. "Eligible Student" means an individual who is:

           1.16.1. a child, grandchild or other dependent of the Participant;

           1.16.2. living at any time during the Enrollment Period;

           1.16.3. so designated by the Participant in writing to the Administrator at such time as the Participant elects to establish an Education Account in accordance with Sections 4.1 and 4.2; and

           1.16.4. under age 18 when first designated by the Participant in accordance with the above Section 1.16.3.

     1.17. "Eligible Employee" means any employee of the Employer whose Base Compensation for the succeeding Plan Year is expected to be in excess of $80,000, and who has been approved by the Chief Executive Officer (CEO) of the Sponsor or any other employee who has been approved by the CEO. The $80,000 threshold set forth above shall be adjusted annually for increases in the cost-of-living in accordance with sections 414(q) and 415(d) of the Code, effective as of January 1 of the calendar year such increase is promulgated and applicable to the Plan Year which begins with such calendar year.

     1.18. "Employer" means the Sponsor, UHS of Delaware, Inc., any other business organization which succeeds either, and any other business entity which adopts this Plan with consent of the Sponsor's Board of Directors.

     1.19. "Enrollment Period" means the calendar month which commences two months prior to each Plan Year.

     1.20. "Fixed Period Account" means a Deferred Benefit Account established pursuant to Section 4.1.

     1.21. "Investment Fund" or "Fund" means the investments described in
Section 4.4, which shall serve as the means to measure value increases or decreases with respect to a Participant's Deferred Benefit Accounts.

     1.22. "Investment Category" means the class of investments from which the Employer shall offer the Investment Funds.

     1.23. "Normal Retirement Age" means that date on which the Participant attains age 65.

     1.24. "Participant" means any Eligible Employee who has met the conditions for participation as set forth in Article II, and commenced participation in this Plan.

     1.25. "Plan" means the Universal Health Services, Inc. Supplemental Deferred Compensation Plan as described in this instrument, as amended from time to time.

     1.26. "Plan Year" means the 12 consecutive month period beginning on each January 1 and ending on each December 31 after the Effective Date.

     1.27. "Retirement" means any severance from full-time employment by a Participant after attaining his Normal Retirement Age or Early Retirement Age.

     1.28. "Retirement Account" means a Deferred Benefit Account established pursuant to Section 4.1.

     1.29. "Sponsor" means Universal Health Services, Inc.

     1.30. "Year of Service" means a 12 consecutive month period of employment with the Employer, measured from the date an employee is initially hired by the Employer and anniversaries thereof; provided that no credit shall be given for partial years. In the event the employee has a break in employment, subsequent Years of Service shall be measured from the employee's date of rehire and anniversaries thereof.

                                   ARTICLE II

                            PARTICIPATION IN THE PLAN

     2.1. Commencement of Participation. Each employee who is an Eligible Employee at any time during the Enrollment Period for any Plan Year shall be eligible to become a Participant in the Plan as of the first day of such Plan Year. Notwithstanding the foregoing, each employee who first becomes an Eligible Employee at any time during the course of a Plan Year shall be eligible to become a Participant with respect to such Plan Year on the first day of the month coincident with or next following to the date on which he is designated as an Eligible Employee.

     2.2. Procedure For and Effect of Admission. An Eligible Employee shall become a Participant in the Plan by completing such forms and providing such data as are reasonably required by the Employer as a condition of such participation. By becoming a Participant, each individual shall for all purposes be deemed conclusively to have assented to the provisions of the Plan and all amendments hereto.

     2.3. Cessation of Participation. A Participant shall cease to be eligible to participate upon the earlier of:

     2.3.1. The date on which the Plan terminates, or

     2.3.2. The date on which he ceases to be an Eligible Employee.

Notwithstanding the foregoing, a former Eligible Employee who is absent by reason of an authorized leave of absence shall remain a Participant for so long as such authorized absence continues, but shall be ineligible during such absence for further contributions to his Deferred Benefits Accounts, as described in Article III. Further notwithstanding the foregoing, a former active Participant will be deemed a Participant, for all purposes with respect to the Plan except contributions as described in Article III, as long as such former active Participant retains a benefit pursuant to the terms of Article V.

     2.4. Recommencement of Participation. Conditioned upon prior approval of the Sponsor's Chief Executive Officer, a former active Participant shall be eligible to recommence participation on the first day of the month coincident with or next following the date as of which he is again designated as an Eligible Employee.

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

                                  ARTICLE III

                               PLAN CONTRIBUTIONS

     3.1. Deferral Contribution. Each Eligible Employee may authorize the Employer to reduce his Base Compensation by any fixed dollar amount and/or his Bonus Compensation by a fixed percentage, and to have a corresponding amount credited to his Deferred Benefit Accounts, in accordance with Sections 3.2.4 and
4.2. Each Eligible Employee shall file a Deferral Agreement with the Administrator prior to the date on which the Participant performs services with respect to which the Compensation deferred hereunder is earned.

     3.2. Rules Governing Deferral Contributions.

          3.2.1. Throughout any one Plan Year, a Participant may not defer from Base Compensation less than $2,000 (excepting Plan Years in which the Participant elects not to defer any portion of his Base Compensation).

          3.2.2. Throughout any one Plan Year, a Participant may not defer more than 25% of his Base Compensation or 50% of his Bonus Compensation.

          3.2.3. Throughout any one Plan Year, a Participant may not allocate less than $1,000 to any one Fixed Period subaccount (excepting Plan Years in which the Participant elects not to allocate any portion of his Deferral Contribution to a Fixed period subaccount).

          3.2.4. The amount of Compensation that a Participant elects to defer shall be credited to the Participant's Deferred Benefit Accounts during each Plan Year on or about that date on which the Participant is paid the nondeferred portion of the Compensation which is the source of the deferral.

          3.2.5. An election to defer Compensation pursuant to the Plan is irrevocable and shall continue until the earlier of the Employee's termination of employment or the end of the Plan Year for which the deferral is effective.

     3.3. Suspension of Contributions. Notwithstanding the foregoing, a Participant may not make contributions to the Plan during:

          3.3.1. The remainder of the Plan Year in which an "Emergency Withdrawal" is granted in accordance with Section 5.6 and during the Plan Year next following such Plan Year; or

          3.3.2. Any period for which contributions must be suspended in accordance with regulation section 1.401(k)-1(d)(2)(iii)(B)(3) of the Code, as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Employer which includes a qualified cash or deferred arrangement under section 401(k) of the Code.

          3.3.3. Subject to Sections 3.3.1 and 3.3.2, a Participant who is granted an unpaid leave of absence of more than 30 days shall have his contributions to the Plan suspended. In the event the Participant returns from the leave as an Eligible Employee within the same Plan Year, he shall again be subject to the terms of the Deferral Agreement as in effect as of the date the leave began, and shall not be eligible to increase his contribution to take into account any amounts not contributed to the Plan due to the leave.

     3.4. Discretionary Contributions. The Employer may, in its sole discretion, credit any amount to the Deferred Benefit Accounts of any Participant as it shall determine for any Plan Year, provided the Participant is an employee of the Employer as of the last day of the Plan Year of reference. Any such Discretionary Contributions shall be allocated to the Participant Deferred Benefit Account in the same proportions as were elected by the Participant for Deferral Contributions for the Plan Year to which the Discretionary Contributions are attributed. The Discretionary Contributions shall be measured, for hypothetical investment purposes, according to the future contribution elections of the Participant.

If the Deferred Benefit Account to which the Discretionary Contribution is to be allocated has been liquidated or the Participant does not currently have a Deferred Benefit Account, the Discretionary Contributions will be allocated to a Retirement Account established for the Participant.

     3.5. Vesting. A Participant's interest in his Deferral Contributions under the Plan shall be fully vested and nonforfeitable at all times. A Participant's interest in the Employer's Discretionary Contributions under the Plan shall be vested in accordance with the following schedule based on the Participant's full Years of Service.


         Years of Service                     Vested Percentage
         ----------------                     -----------------

       Less than 1 full year                          0%
            1 full year                              25%
           2 full years                              50%
           3 full years                              75%
       4 or more full years                         100%

That portion of the Participant's Deferred Benefit Accounts which is not vested at the date the Participant severs service with the Employer shall be forfeited and shall be used to reduce the Employer's Discretionary Contributions in accordance with Section 3.4.

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

                                   ARTICLE IV

                             PARTICIPANT'S ACCOUNTS

     4.1. Establishment of Accounts. The following Deferred Benefit Accounts shall be established with respect to each Participant:

          4.1.1. Retirement Account,

          4.1.2. Education Account,

          4.1.3. Fixed Period Account.

All contributions on behalf of a Participant shall be credited to the appropriate Deferred Benefit Accounts, in accordance with Section 4.2.

     4.2. Benefit Allocation. Each Eligible Employee shall submit to the Administrator before the close of the Enrollment Period for each Plan Year, a written statement specifying the Eligible Employee's allocation of anticipated contributions with respect to his Deferred Benefit Accounts.

     4.3. Irrevocable Allocation. Once an Eligible Employee has elected to have anticipated contributions allocated under the Plan and the Plan Year has begun, he may not modify, alter, amend or revoke such allocation election. Notwithstanding the foregoing, a Participant may, prior to the commencement of a new Plan Year, elect to modify, alter, amend or revoke his future allocation to his Deferred Benefit Accounts to the extent the Administrator shall provide, effective the first day of such Plan Year.

     4.4. Directed Adjustment of Deferred Benefit Accounts. Except as provided herein, a Participant may direct that his Deferred Benefit Accounts be valued, in accordance with Section 4.6, as if the Accounts were invested in one or more of the Investment Funds designated by the Sponsor for such purpose. Such Funds shall be selected by the Sponsor from the following Investment Categories

          Investment Categories   Type of Investment
          ---------------------   ------------------

          Fixed Fund(s)           Income fund(s) offering a fixed rate of return on an annual basis.

          Equity Fund(s)          Common stock fund(s) with an objective of long-term growth of capital and income through investment in a portfolio of publicly traded securities.




Money Market Fund(s)  Money market fund(s) seeking to obtain a high level of current income with the preservation of capital liquidity by investing in investment-grade U.S. Government and agency securities.

REIT Fund             Shares of the Universal Health Realty Income
                      Trust

A Participant shall direct by written instruction delivered to the Administrator his selection if the available Investment Categories. A Participant may select one or more Investment Categories in multiples that shall be determined by the Employer and may make a separate selection with respect to each Account. Notwithstanding the foregoing, effective on and after May 1, 2002 any Participant who is an officer or director of Universal Health Realty Income Trust or who is otherwise determined by the Sponsor to be subject to the reporting or short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), (i) shall not be eligible to direct that any future contributions on his behalf be invested in the REIT Fund, and (ii) shall, with respect to an election as to any amount credited to the REIT Fund on his behalf prior to May 1, 2002, comply with the provisions of Section 16 of such Act.

The frequency of such elections shall be determined by the Employer. An election shall be effective following timely delivery to the Employer and shall apply to new contributions and/or previous accumulations as the Participant specifies. The Employer shall provide Participants with timely notice of the investment multiples and frequency of change elections which are in effect for the period of reference.

The Employer may from time to time change the Investment Funds, provided such change is evidenced by a written resolution executed by the Employer's Board of Directors and Participants are given timely notice of such change.

     4.5. Administration of Investments. The notional income and investment gain or loss with respect to contributions made to the Deferred Benefit Accounts on behalf of a Participation shall continue to be determined in the manner selected by the Participant, pursuant to Section 4.4, until a new designation is filed with the Administrator. If any Participant fails to file a designation, he shall be deemed to have designated the Fixed Fund. A designation filed by a Participant changing his Investment Funds shall apply to future contributions and/or amounts already accumulated in his Deferred Benefit Accounts. A Participant may change his investment selection four times throughout the course of each Plan Year.

     4.6. Valuation of Deferred Benefit Accounts. The Deferred Benefit Accounts of each Participant shall be valued daily based upon the performance of the Investment Fund(s) selected by the Participant. Such valuation shall reflect the hypothetical net asset value expressed per share of the designated Investment Fund(s). The fair market value of an Investment Fund shall be determined by the Administrator. It shall represent the fair market value of all securities or other property credited to the respective Fund, plus cash and accrued earnings, less accrued expenses and proper charges against the Fund. Each Deferred Benefit Account shall be valued separately. A valuation summary shall be prepared on each Determination Date.

     4.7. Suballocation Within the Deferred Benefit Accounts.

          4.7.1. In the event a Participant shall allocate a portion of his anticipated contributions to his Education Account, the Participant may further allocate among subaccounts on behalf of any Eligible Student. A Participant's election pursuant to Section 4.4 shall apply uniformly to each subaccount.

          4.7.2. In the event a Participant shall allocate a portion of his anticipated contributions to his fixed Period Account, the Participant may further allocate among subaccounts differentiated by Benefit Distribution Dates. Notwithstanding the foregoing, at any point in reference, a Participant may not have more than two such subaccounts pursuant to this
     Section 4.7.2. A Participant's election pursuant to Section 4.4 shall apply uniformly to each subaccount.

     4.8. Investment Obligation of the Employer. Benefits are payable as they become due irrespective of any actual investments the Employer may make to meet its obligations. Neither the Employer, nor any trustee (in the event the Sponsor elects to use a grantor trust to accumulate funds), shall be obligated to purchase or maintain any asset, and any reference to investments or Investment Funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any other person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any unsecured creditor of the Employer. Neither the Plan nor any action taken pursuant to the terms of the Plan shall be considered to create a fiduciary relationship between the Employer and the Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Employer.

                                    ARTICLE V

                                    BENEFITS

     5.1. Retirement Account.

          5.1.1. If a Participant terminates employment for any reason, including death, the Employer shall pay him a benefit in the form determined under Section 5.1.2 based on the value of his Retirement Account, commencing as soon as administratively possible after the date notice of such termination is received by the Administrator, but in no event more than 30 days following receipt of such notice. If the Participant is deceased, the benefit shall be paid to this Beneficiary.

          5.1.2. Form of Payment.

                 5.1.2.1. Upon Retirement, Death or Disability.

                    (a) The normal form of payment of benefits hereunder shall be a benefit paid in 10 equal annual installments.

                    (b) Provided that such election is made in the manner and at the time described in Section 5.1.4, a Participant entitled to a benefit hereunder may elect:

                         (i) annual or less frequent equal installments over a period not to exceed 10 years; or

                         (ii) a single lump sum.

                         If any Beneficiary receiving installment payments hereunder dies, leaving no further Beneficiary designated by the Participant, any remaining balance shall be paid to that deceased Beneficiary's estate in a single sum.

                 5.1.2.2. Notwithstanding any provision to the contrary, if the Participant's Retirement Account has a value less than $20,000 at the time benefits are to commence, then the Participant's benefit shall be paid as a lump sum as soon as administratively feasible following the Participant's termination.

          5.1.3. Determination of Benefits.

                 5.1.3.1. In the event that the Participant's benefits are distributed in the form described under Section 5.1.2.2 or he elects to have them distributed in the form described under Section 5.1.2.1(b)(ii), he shall receive a single lump sum equal to the total vested value of his Account determined as of his Determination Date.

                 5.1.3.2. In the event that the Participant's benefits are distributed in the form described under Section 5.1.2.1(a) or he elects to have them distributed in the form described under Section 5.1.2.1(b)(i):

                    (a) the amount of the first payment shall be determined, subject to Section 5.1.3.3, by multiplying the vested value of the Participant's Account as of his Determination Date by a fraction,

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

                          (i) the denominator of which equals the number of years over which the benefits are to be paid; and

                          (ii) the numerator of which is one.

                     (b) The amounts of the payments for each succeeding year shall be determined, subject to Section 5.1.3.3, by multiplying the vested value of the Participant's Account as of the applicable anniversary of his Determination Date by a fraction,

                          (i) the denominator of which equals the number of remaining years over which the benefits are to be paid; and

                          (ii) the numerator of which is one.

                 5.1.3.3. In the event that the Participant elects to have his benefits distributed in a manner less frequently than annually, the amount of each payment to be distributed during the Plan Year shall be determined by multiplying the amount determined in Section 5.1.3.2(a) or (b), whichever is applicable, by a fraction,

                     (a) the denominator of which equals the number of payments which are to be made during the Plan Year; and

                     (b)  the numerator of which is one

          5.1.4. Election of Form of Benefit Payment.

                 5.1.4.1. A Participant shall elect the form in which his benefits are payable in accordance with Section 5.1.4.2

                     (a) Separate elections may be made for termination of employment as the result of Retirement, death or Disability.

                     (b)  Such elections must be made:

                          (i) in the case of individuals who first became Participants prior to April 1, 1995, no later than December 31, 1995; or

                    (ii) in the case of individuals who become Participants as of the Plan Year beginning on January 1, 1996 or any subsequent Plan Year, when the Participant makes his initial election to participate in the Plan in accordance with Articles II and III.

               5.1.4.2. Notwithstanding the foregoing, the Participant may elect to change the form(s) elected in accordance with Section 5.1.4.1, provided such new election is made at least one full calendar year prior to the Participant's Retirement.

               5.1.4.3. Any election made pursuant to this Article shall be made on forms and in the manner prescribed by the Administrator and shall be irrevocable, except as provided in Section 5.1.4.2.

     5.2. Education Account.

          5.2.1. If a Participant remains continuously employed by the Employer until January 1 of the calendar year in which an Eligible Student designated by the Participate attains a Determination Age, the Employer shall pay to the Participant a supplemental benefit, as soon as administratively feasible, determined as follows:

      Eligible Student's                          Percentage of Eligible
      Determination Age                           Student's Subaccount
      ------------------                          ----------------------
             18                                            25%
             19                                            33-1/3%
             20                                            50%
             21                                           100%

          5.2.2. If a Participant should terminate his employment for any reason while having a balance in his Education Account, the balance shall be transferred to his Retirement Account and distributed to the Participant, or Beneficiary if applicable, in accordance with Section 5.1.

          5.2.3. Notwithstanding any provision to the contrary, if, on the January 1 of the calendar year in which an Eligible Student designated by a Participant attains age 18, the Eligible Student's subaccount has a balance of less than $10,000, such balance shall be paid to the Participant as soon as administratively feasible.

     5.3. Fixed Period Account.

          5.3.1. If a Participant remains continuously employed by the Employer until a designated Benefit Distribution Date, the Employer shall pay to the Participant a supplemental benefit, equal to the balance of the Participant's subaccount which has been earmarked with respect to such Benefit Distribution Date.

          5.3.2. If a Participant should terminate his employment for any reason while having a balance in his Fixed Period Account, the balance shall be transferred to his Retirement Account and distributed to the Participant, or Beneficiary, if applicable, in accordance with Section 5.1.

     5.4. Tax Withholding. To the extent required by the law in effect at the time contributions are made pursuant to Article III or benefits are distributed pursuant to this Article V, the Employer or its agent shall withhold any taxes required by the federal or any state or local government from other amounts due the Participant, in the case of contributions, or payments made hereunder, in the case of benefits.

     5.5. Determination Date Adjustment. For the purposes of this Article V, the value of a Participant's Deferred Benefit Account shall be determined as of that date on which the event occurs which gives rise to the distribution or as of a date reasonably subsequent thereto, selected by the Administrator, as may be necessary to facilitate the administration of the Plan. Throughout the period ending on such later Determination Date, a Participant's Deferred Benefit Account shall continue to be valued in accordance with Section 4.6.

     5.6. Emergency Withdrawals.

     A Participant may apply in writing to the Administrator for a withdrawal against his Accounts at any time. The withdrawal shall only be allowed at the discretion of the Administrator and for purposes which constitute an "Unforeseeable Emergency".

          5.6.1. For purposes of this Section, "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from:

                 5.6.1.1. a sudden and unexpected illness or accident of the Participant or of one of the Participant's dependents, as defined in section 152(a) of the Code;

                 5.6.1.2. loss of the Participant's property due to casualty; or

                 5.6.1.3. other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Circumstances that shall not be deemed to meet the above "Unforeseeable Emergency" definition shall include, but not to be limited to, the need to pay for the post-secondary education of any children of the Participant.

          5.6.2. The circumstances that shall constitute an Unforeseeable Emergency shall depend upon the facts of each request, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

                 5.6.2.1. through the reimbursement or compensation by insurance or otherwise;

                 5.6.2.2. by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

                 5.6.2.3. by cessation of deferrals under the UHS Retirement Savings Plan or any other retirement plan maintained by the Employer.

          5.6.3. Withdrawals of amounts because of an Unforeseeable Emergency shall not exceed the lesser of:

                 5.6.3.1. the amount required to meet the need created by the hardship, including a reasonable amount for taxes; or

                 5.6.3.2. the aggregate balance of the Participant's Accounts.

          5.6.4. To the extent a withdrawal shall be permitted pursuant to this
     Section 5.6, the Participant's Accounts shall be correspondingly reduced in the following order:

                 5.6.4.1. the Fixed Period Account;

                 5.6.4.2. the Education Account; and

                 5.6.4.3. the Retirement Account.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1. Appointment of Administrator. The Sponsor shall appoint an Administrator. The Administrator may be removed by the Sponsor at any time and he may resign at any time by submitting his resignation in writing to the Sponsor. A new Administrator shall be appointed as soon as possible in the event that the Administrator is removed or resigns from his position. Any person so appointed shall signify his acceptance by filing a written acceptance with the Sponsor.

     6.2. Administrator's Responsibilities. The Administrator is responsible for the day to day administration of the Plan. He may appoint other persons or entities to perform any of his fiduciary functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of the Sponsor. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him carry out his duties, including his fiduciary duties. The Administrator shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

     6.3. Records and Accounts. The Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participant and of their rights under the Plan and of all notional investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Sponsor, another Employer and by persons designated thereby.

     6.4. Administrator's Specific Powers and Duties. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties:

          6.4.1. To adopt such rules and regulations consistent with the provisions of the Plan;

          6.4.2. To enforce the Plan in accordance with its terms and any rules and regulations he establishes;

          6.4.3. To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

          6.4.4. To exclusively construe and interpret the Plan and to exclusively resolve all questions arising under the Plan;

          6.4.5. To direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

          6.4.6. To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

     6.5. Employer's Responsibility to Administrator. The Employer shall furnish the Administrator such data and information as he may reasonably require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefore, leave of absence, reemployment, personal data, compensation and Deferral Contributions. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents as the Administrator reasonably requests.

     6.6. Liability. Neither the Sponsor, the Administrator nor any Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Sponsor or any other Employer be liable to any person for such action unless attributable to fraud or willful misconduct on the part of any director, officer or employee of the Sponsor or Employer.

     6.7. Procedure to Claim Benefits. Pursuant to section 503 of the Employee Retirement Income Security Act of 1974, each Participant or Beneficiary shall claim any benefit to which he is entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

          6.7.1. The specific reason for the denial;

          6.7.2. Specific reference to the Plan provision on which the denial is based;

          6.7.3. Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary; and

          6.7.4. An explanation of the Plan's claim review procedure.

The claimant will have 60 days to request a review of the denial by the Administrator, who will provide a full and fair review. The request for review must be written and submitted to the same person who handles initial claims. The claimant may review pertinent documents, and he may submit issues and comments in writing.

The decision by the Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

In order for the Administrator to operate and administer the claims procedures in a timely and efficient manner, any Participant or Beneficiary whose appeal with respect to a claim for benefits has been denied and who desires to begin a legal action with respect to such claim, must begin such action in a court of competent jurisdiction within 90 days after receipt of notification of such denial, and shall not be permitted to introduce any new facts or legal theories that were not presented during the claim review process. Failure to file such action by the prescribed time shall result in the permanent denial of such claim.

                                  ARTICLE VII

                            AMENDMENT AND TERMINATION

     7.1. Plan Amendment. The Plan may be amended in whole or in part by the Sponsor at any time. Notice of any such amendment shall be given in writing to each Participant and each Beneficiary of a deceased Participant.

     7.2. No Premature Distribution. Subject to Section 7.3, no amendment hereto shall permit amounts accumulated pursuant to the Plan prior to the amendment to be paid to a Participant or Beneficiary prior to the time he would otherwise be entitled thereto.

     7.3. Termination of the Plan. The Sponsor reserves the right to terminate the Plan and/or the Deferral Agreement pertaining to the Participant at any time prior to the commencement of benefits but only in the event that the Sponsor, in its sole discretion, shall determine that the economics of the Plan have been adversely and materially affected by a change in the tax laws, other government action or other event beyond the control of the Participant and the Sponsor or that the termination of the Plan is otherwise in the best interest of the Sponsor and each other Employer. In the event of any such termination, the Employer shall pay a benefit to the Participant or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the then full value of Participant's Deferred Benefit Accounts determined pursuant to
Section 4.6

                                  ARTICLE VIII

                                   ASSIGNMENT

     8.1. No Assignment Permitted. No Participant, Beneficiary or heir shall have any right to commute, sell, transfer, assign or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment shall be considered null and void.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. Supplemental Benefits. The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Employer and, except as otherwise expressly provided for herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Employer and any Participant or any provisions contained herein.

     9.2. Governing Law. The Plan shall be governed and construed under the laws of the Commonwealth of Pennsylvania.

     9.3. Jurisdiction. The courts of the Commonwealth of Pennsylvania shall have exclusive jurisdiction in any or all actions arising under this Plan.

     9.4. Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

     9.5. Spendthrift Provision. The interest of any Participant or any Beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation, until distribution is actually made.

     9.6. Headings. All headings preceding the text of the several Articles hereof are inserted solely for reference and shall not constitute a part of this Plan, or affect its meaning, construction or effect.

     9.7. Rules of Interpretation. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural.

     IN WITNESS WHEREOF, the Sponsor has caused this amendment and restatement of the Plan to be executed on its behalf by its proper officers this ___ day of ________________, 2002.

[CORPORATE SEAL]                        UNIVERSAL HEALTH SERVICES, INC.

Attest: _____________________________   By: ____________________________________


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